                   AMENDED AND RESTATED ASSIGNABLE OPTION AGREEMENT


     THIS AMENDED AND RESTATED ASSIGNABLE OPTION AGREEMENT ("Agreement") is made as of the 2nd day of September, 1998 and deemed to have been effective as of October 31, 1997, by and among Sierra Medical Management, Inc., a Delaware corporation ("Sierra Medical Management"), Pegasus Medical Group, Inc., a California professional medical corporation ("Group"), and Prospect Medical Group, Inc., a California professional corporation ("Prospect Medical Group"), with reference to the following facts:

                                       RECITALS

     A. Group is a professional corporation that is organized and operated as a medical practice (the "Practice").

     B. Group, Marvin L. Ginsburg, M.D., Medical Corporation, d/b/a A.V. Western Medical Group, Inc., a California corporation ("Seller") and J. Robert West, M.D. entered into that certain Asset Purchase Agreement, dated as of October 29, 1997 (the "Asset Purchase Agreement"), pursuant to which Seller is selling certain assets to Group (the "Acquisition").

     C. Subject to the conditions set forth herein, effective as of the Closing of the Acquisition, Prospect Medical Group desires to grant to Sierra Medical Management, and Sierra Medical Management desires to acquire from Prospect Medical Group, (i) an assignable option to purchase all of the assets of Group, and (ii) the right to designate the purchaser ("Successor Physician") of all or part of the issued and outstanding stock in Group. When used in this Agreement, the term "Assets" shall mean all of Group's and Prospect Medical Group's right, title, interest and estate in and to all the assets of every kind and description used in or pertaining to the Practice, including but not limited to the assets set forth on Exhibit A. When used in this Agreement, the term "Stock" shall mean all of Prospect Medical Group's right, title, interest and estate in and to all of the issued and outstanding stock in Group, including any rights to any additional stock, preemptive rights, warrants, and the like, as set forth on Exhibit B.

     D. Prospect Medical Group, Group and Sierra Medical Management desire to enter into this Agreement to incorporate within the terms of one agreement all of the amendments previously made and to be made as of the date of execution hereof to an Assignable Option Agreement made as of October 31, 1997 (the "Original Agreement").

     NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Group, Prospect Medical Group, and Sierra Medical Management agree as follows:

1.   GRANT OF OPTION.

     1.1 Prospect Medical Group hereby grants to Sierra Medical Management an assignable option to purchase all or any part of the Assets (the "Assets Option"), on the terms and subject to the conditions set forth in this Agreement.

     1.2 Group and Prospect Medical Group hereby grant to Sierra Medical Management the assignable right to designate a Successor Physician or Successor Physicians, which person or persons must be duly licensed physicians in the State of California or otherwise permitted by law to be a shareholder in a professional corporation, to purchase all or part of the Stock (the "Stock Option"), on the terms and subject to the conditions set forth herein. In its sole discretion, Sierra Medical Management may designate the amount of Stock which is to be purchased. The Assets Option and the Stock Option are collectively referred to herein as the "Option."

     1.3 Group and Prospect Medical Group represent and warrant that as of the day and year first above written and during the term of this Agreement, Exhibits A and B are true and complete listings of the Assets and Stock, respectively, as revised from time to time pursuant to this Agreement.

     1.4 Other than in connection with that certain Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, by and among Prospect Medical Holdings, Inc., a Delaware corporation ("Prospect Medical Holdings"), Prospect Medical Group, Gregg DeNicola, M.D., Santa Ana/Tustin Physicians Group, Inc., a California professional corporation ("Santa Ana"), Prospect Medical Systems, Inc., a Delaware corporation ("Prospect Medical Systems"), and Imperial Bank, a California banking corporation ("Imperial"), as amended, and as supplemented by the Joinder Agreement, dated as of September 25, 1997, entered into by and among Sierra Medical Management, Sierra Primary Care Medical Group, A Medical Corporation ("Sierra Medical Group"), Gregg DeNicola, M.D., Prospect Medical Holdings, Prospect Medical Systems, Prospect Medical Group, Santa Ana and Imperial, and the Joinder Agreement, dated as of October 31, 1997, entered into by and among Group, Sierra Medical Management, Sierra Medical Group, Gregg DeNicola, M.D., Prospect Medical Holdings, Prospect Medical Systems, Prospect Medical Group, Santa Ana and Imperial (as amended and supplemented, the "Amended and Restated Credit Succession Agreement"), Group shall not recognize any share transfer or other action not in compliance with the terms of this Agreement.

2. TERM OF AGREEMENT. The term of this Agreement commences as of the day and year first above written and continues for thirty (30) years ("Term"). So long as the term of the Management Services Agreement, made and entered into of even date herewith, by and between Sierra Medical Management and Group, as amended (the "Management Services Agreement"), is automatically extended pursuant thereto, the term of this Agreement shall be automatically extended for additional coextensive terms of ten (10) years each. In the event the Management Services Agreement is terminated pursuant to its terms, this Agreement shall terminate upon the effective date of termination of said Management Services Agreement.

3. OPTION PRICE. The purchase price for the Option (the "Option Price") is One Hundred Dollars ($100) and Group and Prospect Medical Group acknowledge receipt of such payment.

4.   EXERCISE OF OPTION.

     4.1 During the Term of this Agreement, Sierra Medical Management may elect to exercise the Option at any time. In the event of an election by Sierra Medical Management to exercise the Option, Sierra Medical Management may exercise either the Assets Option or the Stock Option, or both, at Sierra Medical Management's sole discretion.

     4.2 Notwithstanding the provisions of Section 4.1, if the Management Services Agreement is terminated by either party, for any reason, Sierra Medical Management's right to exercise the Option is automatically and immediately exercised as of the termination date of the Management Services Agreement such that Sierra Medical Management may exercise either the Assets Option or the Stock Option, or both, at such time.

     4.3 To the extent that the Assets Option is exercised by Sierra Medical Management, Sierra Medical Management will send Group a written notice (the "Assets Exercise Notice") specifying the Assets to be purchased. Sierra Medical Management may exercise the Assets Option as many times as Sierra Medical Management elects in its sole discretion.

     4.4 To the extent that the Stock Option is exercised by Sierra Medical Management, Sierra Medical Management will send Group a written notice (the "Stock Exercise Notice") specifying the Stock to be purchased. Sierra Medical Management may designate the Successor Physician(s) who will exercise the Stock Option as many times as Sierra Medical Management elects in its sole discretion.

     4.5 The Assets Option and the Stock Option are independent of each other, and can be exercised at different times during the Term.

     4.6 Sierra Medical Management may cancel any Assets Exercise Notice or Stock Exercise Notice at any time.

     4.7 Group and Prospect Medical Group shall cooperate with Sierra Medical Management in any due diligence.

5. ASSIGNMENT OF THE OPTION. Sierra Medical Management may elect to assign either the Assets Option or the Stock Option or both to any person, by a written assignment, signed by both Sierra Medical Management and the assignee, which designates the Assets or Stock. The assignee shall agree as a condition of the assignment to be bound by the terms of this Agreement. Thereafter, only the assignee named in the assignment (or its nominee) shall have the right to exercise the applicable Assets Option and/or the Stock Option as to the designated Assets and/or Stock, and that assignee, rather than Sierra Medical Management, shall enter into a purchase agreement upon exercise of the Assets Option and/or the Stock Option, as applicable. Written notice of any such assignment shall be given by Sierra Medical Management to Group and Prospect Medical Group within a reasonable time period following execution of any assignment pursuant to this Agreement. When the context so requires in this Agreement, the term "Sierra Medical Management" shall be deemed to refer to an assignee holding an assignment of an Asset Option or Stock Option, and the terms "party" and "parties" shall be deemed to include that assignee. The parties further understand and agree that the Assets
Option and the Stock Option are concurrently herewith being collaterally assigned to Imperial pursuant to that certain Collateral Assignment of Transaction Documents, dated as of October 31, 1997.

6.   PURCHASE PRICE OF THE ASSETS OR STOCK.

     6.1  PURCHASE PRICE.

          (a) ASSETS PURCHASE PRICE. The purchase price for the Assets to be purchased pursuant to the exercise of the Assets Option shall be $1,000 ("Assets Purchase Price"). The purchase price of any partial purchase of the Assets shall be a pro-rata percentage of the full Assets Purchase Price.

          (b) STOCK PURCHASE PRICE. The purchase price for the Stock to be purchased pursuant to the exercise of the Stock Option shall be $1,000 ("Stock Purchase Price"). The purchase price of less than all of the issued and outstanding Stock is a pro-rata percentage of the full Stock Purchase Price.

     6.2 PAYMENT. For the Assets, Sierra Medical Management shall pay Group the Assets Purchase Price at Closing in the form of immediately available funds transferred by wire to an account at a financial institution designated by Group. For the Stock, Sierra Medical Management shall cause the Successor Physician to pay Prospect Medical Group the Stock Purchase Price.

     6.3 CLOSING. The transactions contemplated by this Agreement are to close forty-five (45) days after the date of either the Assets Exercise Notice or the Stock Exercise Notice, as the case may be ("Closing"), unless extended by Sierra Medical Management.

7.   ADDITIONAL OBLIGATIONS OF GROUP.

     7.1 AFFIRMATIVE COVENANTS. To the extent that Group and Prospect Medical Group participate in the Practice and own, control, or use the Assets, Group and Prospect Medical Group shall:

          (a) CONDUCT OF PRACTICE. Conduct Group's business efficiently and without voluntary interruption and preserve all rights, privileges, and franchises held by Group and Group's Practice, including the maintenance of all contracts, copyrights, trademarks, licenses, registrations, etc.;

          (b) USE. Make use of the Assets with reasonable care to prevent diminution in value of the Practice and the Assets, and keep the Assets in good repair;

          (c) VALUE. Perform all acts necessary to maintain, preserve, and protect the Assets, and maintain fire and extended coverage insurance on the Assets in the amounts and under policies acceptable to Sierra Medical Management, and provide Sierra Medical Management with the original policies and certificates at Sierra Medical Management's request;

          (d) FINANCING STATEMENTS. Execute and deliver to Sierra Medical Management all financing statements and other documents that Sierra Medical Management requests, in order to put third parties on notice of this Agreement;

          (e) ACCESS. Permit Sierra Medical Management, its representatives, and its agents to inspect the Assets at any time, and to make copies of records pertaining to the Assets, at reasonable times at Sierra Medical Management's request;

          (f) REPORTS. Furnish Sierra Medical Management any reports relating to the Assets at Sierra Medical Management's request;

          (g) DEFAULTS. Notify Sierra Medical Management promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Assets, the Stock, or the Practice, or of any litigation that may have a material adverse effect on the Practice;

          (h) EXPENSES. Pay all expenses, including attorneys' fees, incurred by Sierra Medical Management in the perfection, preservation, realization, enforcement, and exercise of its rights under this Agreement, including but not limited to accounting, correspondence, collection efforts, filing, recording, and recordkeeping;

          (i) INDEMNITY. Indemnify Sierra Medical Management against losses, liabilities, or damages, costs and expenses of any kind, including reasonable attorneys' fees, caused to Sierra Medical Management by reason of its interest in the Assets and/or the Stock;

          (j) TAXES. Pay promptly when due all taxes and assessments owed in connection with the Assets and the Stock; and

          (k) DELIVERY OF CERTIFICATES. Deliver to Sierra Medical Management all certificates heretofore issued representing all of the shares of Group's capital stock held of record or beneficially owned by Prospect Medical Group, and each certificate hereafter issued representing any share of Group's capital stock, with each certificate endorsed in blank for transfer. Notwithstanding the foregoing, this Section 7.1(k) shall only apply in the event that the Amended and Restated Credit Succession Agreement is no longer in effect.

     7.2 NEGATIVE COVENANTS. Except as required under the Amended and Restated Credit Succession Agreement, without the prior written consent of Sierra Medical Management, Group and Prospect Medical Group shall not:

          (a) TRANSFER. Sell, lease, transfer, or otherwise dispose of the Assets or Stock;

          (b) DEBT. Incur, guarantee, assume or otherwise become liable for any borrowing or increase any existing indebtedness; or discharge or cancel any debt owed to Group;

          (c) NO FURTHER HYPOTHECATION. Pledge, hypothecate, encumber, redeem or dispose of the Assets, the Stock or any interest therein until all of Group's obligations under this Agreement have been fully satisfied or the Assets or the Stock has been released;

          (d) LOCATION. Move the Assets from their present locations without the prior written consent of Sierra Medical Management;

          (e) USE. Use the Assets or the Stock for any unlawful purpose or in any way that would void any effective insurance;

          (f) NAME AND LOCATION CHANGES. Change the name or place of business or use a fictitious business name without the prior express consent of Sierra Medical Management; and

          (g) ISSUANCE OF STOCK; CHANGE IN OWNERSHIP; MERGERS AND CONSOLIDATION. Permit any issuance of Stock, other equity, or debt; permit any change in the composition or respective percentage ownership of Group; permit Group to be merged, consolidated or otherwise reorganized with or into any other corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of incorporation and bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing.

8. CONFIDENTIALITY. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. Unless required by law, Group, Prospect Medical Group, and Sierra Medical Management shall not disclose the contents of this Agreement or the negotiations leading to this Agreement to third parties other than Imperial without the prior written consent of the other party. Sierra Medical Management shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that Sierra Medical Management and the assignees may disclose the contents of such to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

9.   GENERAL.

     9.1 COMPLIANCE WITH LAW. Group and Prospect Medical Group shall comply with all applicable requirements of the Joint Commission on the Accreditation of Healthcare

Organizations, the Medicare and Medicaid programs, applicable state law and regulations, and other licensing and accreditation authorities.

     9.2 RELATIONSHIP OF PARTIES. In the exercise of their respective rights and the performance of their respective obligations under this Agreement, Group and Prospect Medical Group on the one hand and Sierra Medical Management (or any assignee) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase all or a portion of the Assets and/or Stock, and nothing in this Agreement is intended nor shall be construed to create between the parties an employer/employee relationship, a partnership or joint venture relationship or a landlord/tenant relationship.

     9.3 ASSIGNMENT. All of Sierra Medical Management' rights and duties under this Agreement may be assigned or delegated by Sierra Medical Management or Prospect Medical Holdings, including but not limited to an assignment to Imperial; provided, however, that Sierra Medical Management or Prospect Medical Holdings, Inc., shall give written notice of any such assignment to the Group and Prospect Medical Group within a reasonable time period. Notwithstanding any other provision of this Agreement, neither this Agreement nor the rights and duties of this Agreement may be assigned or delegated by Group or Prospect Medical Group. This Agreement binds the successors, heirs, and authorized assignees of the parties.

     9.4 ENTIRE AGREEMENT. Except as expressly provided in this Agreement to the contrary, this Agreement, including its incorporated exhibits, constitutes the entire agreement between the parties with respect to the Option, and supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Except as expressly provided in this Agreement to the contrary, each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any other party hereto, or by anyone acting on behalf of any party hereto, that are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement incorporates the Original Agreement, together with all amendments previously made and to be made to the date of execution hereof, and is deemed to have been effective as of the date of the Original Agreement.

     9.5 COUNTERPARTS. This Agreement, and any amendments hereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

     9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 NOTICES. Any notices required or permitted to be given hereunder by any party to another shall be in writing and shall be deemed delivered upon personal delivery, twenty-four (24) hours following deposit with a courier for overnight delivery or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:

     If to Group or                     Pegasus Medical Group, Inc.
     Prospect Medical Group:            c/o Prospect Medical Group, Inc.
                                        18200 Yorba Linda Boulevard
                                        Yorba Linda, California 92886
                                        Attention:  Jacob Y. Terner, M.D.

     If to Sierra Medical Management:   Sierra Medical Management, Inc.
                                        c/o Prospect Medical Holdings
                                        18200 Yorba Linda Boulevard
                                        Yorba Linda, California 92886
                                        Attention:  Jacob Y. Terner, M.D.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.9 AMENDMENT. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by all parties.

     9.10 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement.

     9.11 FEES AND EXPENSES. Group, Prospect Medical Group, and Sierra Medical Management each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

     9.12 EXHIBITS AND SCHEDULES. All exhibits and schedules attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

     9.13 TIME OF ESSENCE. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

     9.14 DISPUTE RESOLUTION. In the event the parties hereto are unable to resolve any dispute in connection with this Agreement, the parties may mutually agree to arbitrate as set forth below.

          (a) There shall be one arbitrator. If the parties shall fail to select a mutually acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before a retired judge sitting on the Los Angeles, California, Judicial Arbitration Mediation Services (JAMS) panel.

          (b) The substantive law of the State of California shall be applied by the arbitrator.

          (c) Arbitration shall take place in Los Angeles, California, unless Group and a majority of the other parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

          (d) All decisions of the arbitrator shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

          (e) Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

          (f) Notwithstanding the foregoing, any and all arbitration proceedings are conditional upon such proceedings being covered within the parties' respective risk insurance policies.

     9.15 ATTORNEYS' FEES. Should any of the parties hereto institute any action or procedure to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     9.16 FURTHER ASSURANCES. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

     9.17 RIGHTS CUMULATIVE. The various rights and remedies herein granted to the respective parties hereto shall be cumulative and in addition to any other rights any such party may be entitled to under law. The exercise of one or more rights or remedies by a party shall not impair the right of such party to exercise any other right or remedy, at law or equity.

     9.18 CONFLICTS. In the event that any provision contained herein shall conflict with the Amended and Restated Credit Succession Agreement, the provision of the Amended and Restated Credit Succession Agreement shall control and such conflicting provision herein shall be of no further force or effect.

     IN WITNESS WHEREOF, Group, Prospect Medical Group, and Sierra Medical Management execute this Agreement by their duly authorized representatives as set forth below.

"SIERRA MEDICAL MANAGEMENT, INC."  "GROUP"

SIERRA MEDICAL MANAGEMENT, INC.,       PEGASUS MEDICAL GROUP, INC.,
a Delaware corporation                 a California professional corporation


By: Jacob Y. Terner, M.D.              By: Jacob Y. Terner, M.D.
   ---------------------------            --------------------------------
   Jacob Y. Terner, M.D.,                  Jacob Y. Terner, M.D.,
   Chief Executive Officer                 President


                                       "PROSPECT MEDICAL GROUP"
                                       Prospect Medical Group, Inc.,
                                       a California professional corporation


                                       By: Jacob Y. Terner, M.D.
                                          --------------------------------
                                          Jacob Y. Terner, M.D.,
                                          Vice President

                                    EXHIBIT "A"

                                      ASSETS

     1. All contracts and agreements, including all payor contracts, vendor contracts, loan agreements, leases and subleases.

     2. All risk pool or other incentive arrangement payments relating to the Practice, including hospital incentive funds, and any capitation advances to physicians.

     3. All cash, bank balances, monies in possession of any bank, other cash items, marketable securities of Group and prepaid deposits relating to the Practice.

     4. All accounts receivable of Group ("Accounts Receivable") relating to the Practice. As used herein, "Accounts Receivable" shall include all rights to payment for goods or services rendered, whether or not yet earned by performance, all other obligations and receivables from others no matter how evidenced relating to the Practice, including purchase orders, notes, instruments, drafts and acceptances and all guarantees of the foregoing and security therefor, relating to the Practice.

     5.   All supplies and inventory relating to the Practice.

     6.   All patient records, files and X-rays relating to the Practice.

     7. All of Group's goodwill relating to the Practice, which may include location goodwill, name recognition goodwill, patient allegiance, etc.

     8. All business, financial and accounting records and books of account relating to the Practice, exclusive of Group's Articles, Bylaws, corporate minutes, stock shares and general ledger.

     9. Group's right to reimbursement for all professional services provided to managed care and fee-for-service patients relating to the Practice.

     10. All of Group's furniture, fixtures, leasehold improvements, machinery, equipment, inventories, supplies and other like tangible personal property used in the Practice.

     11. All trademarks, trade names, fictitious business names, copyrights, logos, licenses, ownership interests in telephone numbers at the Practice, or related items of Group that in any way pertain to the Practice.

                                   EXHIBIT "B"

                                      STOCK

     Stock has been pledged to Imperial Bank, a California banking corporation ("Bank") pursuant to the terms of that certain Joinder Agreement, dated as of even date herewith, by and among Sierra Medical Management, Inc., a Delaware corporation, Pegasus Medical Group, Inc., a California professional corporation, Gregg DeNicola, M.D., Prospect Medical Holdings, Inc., a Delaware corporation ("Borrower"), Prospect Medical Systems, Inc., a Delaware corporation ("Systems"), Prospect Medical Group, Inc., a California professional corporation ("Group"), Santa Ana/Tustin Physicians Group, Inc., a California professional corporation ("Santa Ana"), Pegasus Medical Group, Inc., a California professional corporation and Bank relating to the Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, by and among Bank, Borrower, Systems, Group, Santa Ana and Gregg DeNicola, M.D.